NITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Breeden Capital Management LLC

Breeden Partners L.P.

Breeden Partners (California) L.P.

Breeden Partners Holdco Ltd.

Richard C. Breeden

Robert A. Gerard

L. Edward Shaw, Jr.

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
☐	Fee paid previously with preliminary materials:
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

On August 24, 2007, Morrow & Co., Inc., acting on behalf of Breeden Partners, sent the following letter to certain H&R Block shareholders.

Dear H&R Block Shareholder:

Thank you for returning your BLUE proxy card for the Annual Meeting of Shareholders of H&R Block, Inc., scheduled to be held on September 6, 2007. We are assisting Breeden Partners with the solicitation of proxies from H&R Block shareholders. To avoid the possibility of your vote being challenged or disqualified for the reason(s) indicated below, we ask that you vote a new BLUE proxy, with the correction indicated below, by please signing, dating and returning the enclosed BLUE proxy solicited by Breeden Partners in the postage-paid envelope provided. This BLUE proxy card will automatically revoke any previously granted proxy when it is returned.

☐	Your previous proxy was unsigned or not legible. (If signing as attorney, executor, administrator, corporate officer, trustee or guardian, please sign and give your full title as such.)
☐	Your previous proxy was either undated or the date was not legible.
☐	Your previous proxy was not signed by all owners. (If shares are registered in the name of more than one person, each person should sign the proxy.)
☐	Your previous proxy omitted your title or authority. (If signing as attorney, executor, administrator, corporate officer, trustee or guardian, please sign and give your full title as such.)
☐	Your previous proxy, as marked, did not clearly specify your voting instructions. (Please sign, date and clearly mark your proxy.)
☐	Other _____________________________________________________________________

The Annual Meeting is scheduled to be held on Thursday, September 6, 2007. Since time is short, we would sincerely appreciate you voting by signing, dating and promptly returning the enclosed BLUE proxy card today.

If you have any questions or need assistance in voting your shares, please call us toll-free at 1-800-662-5200. Thank you for your support and cooperation.

Very truly yours,

Morrow & Co., Inc.